Exhibit 3.41

CERTIFICATE OF INCORPORATION

OF

SACHTLEBEN CORPORATION

THE UNDERSIGNED, for the purpose of incorporating and organizing a corporation under the General Corporation Law of the State of Delaware, does hereby execute this Certificate of Incorporation and does hereby certify as follows:

FIRST:   The name of the Corporation is:

SACHTLEBEN CORPORATION

SECOND:   The address of its registered office in the State of Delaware is 1013 Centre Road, in the City of Wilmington, County of New Castle. The name of its registered agent at such address is Corporation Service Company.

THIRD:   The purpose of the Corporation is to engage in any lawful act or activity for which corporations may be organized under the General Corporation Law of the State of Delaware.

FOURTH:   The total number of shares of capital stock that the Corporation shall have the authority to issue is Three Thousand (3,000) common shares, without par value.

FIFTH:  The name and mailing address of the incorporator is as follows:

Rudolph S. Houck, Esq.

Walter, Conston, Alexander & Green, P.C.

90 Park Avenue

New York, NY 10016-1387

SIXTH:   The personal liability of Directors of the Corporation to the Corporation or its stockholders for monetary damages shall be eliminated to the fullest extent permitted under Section 102(b)(7) of the General Corporation Law of the State of Delaware.

SEVENTH:   The Corporation’s Board of Directors shall have the power to adopt, amend or repeal the Corporation’s By-Laws by majority vote at any regular meeting of the Board of Directors, or at any special meeting of the Board of Directors, if notice thereof is contained in the notice of such special meeting, or by written consent as provided by Section 141(f) of the General Corporation Law of the State of Delaware.

EIGHTH:   Election of Directors need not be by written ballot.

IN WITNESS WHEREOF, the undersigned, being the incorporator herein before named, has executed this Certificate of Incorporation this 21st day of November, 1994.

/s/ Rudolph S. Houck
Rudolph S. Houck
Sole Incorporator